Exhibit 10-1

PREPARED BY AND RETURN TO:

MITCHELL S. GOLDMAN

96 WILLARD STREET, SUITE 302

COCOA, FLORIDA 32922

MODIFICATION OF MORTGAGE

THIS MODIFICATION OF MORTGAGE is made and entered into this 18th day of May, 2010, by and between PINEAPPLE HOUSE OF BREVARD, INC., a Florida corporation (“Mortgagor”) and BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation (“Mortgagee”).

WHEREAS, on or about November 18, 2005, Mortgagor executed that certain Promissory Note in favor of Mortgagee in the original principal amount of $14,000,000.00 (“Note”); and,

WHEREAS, the Note was secured by the following instruments, all of the Public Records of Brevard County, Florida: Mortgage recorded in Official Records Book 5567, Page 2467; Assignment of Rents, Leases and Profits recorded in Official Records Book 5567, Page 2491; and, Financing Statement recorded in Official Records Book 5567, Page 2496 (collectively, “Mortgage”); and,

WHEREAS, Mortgagor and Mortgagee desire to modify the terms of the various documents as set forth herein; and,

NOW, THEREFORE, in consideration of the foregoing and other premises contained herein, it is agreed as follows:

1. The foregoing recitals are true and correct and are incorporated herein by reference.

2. The principal balance of the Note shall hereafter not exceed $881,000.00. The Note has been modified by that certain Allonge to Promissory Note (“Allonge”), dated of even date hereof, which instrument is incorporated herein by reference. The Note and Allonge, together with that certain prior Allonge to Promissory Note dated November 13, 2008, shall hereinafter be collectively referred to as the “Note”.

3. The Mortgage, including this instrument, is granted and conveyed to secure: (i) prompt payment of the Note(s) and all renewals, extensions, modifications and substitutions thereof, (ii) the performance of all other obligations set forth therein and in any loan agreement or security instrument in connection herewith and all advances to pay drafts on any letters of credit issued on the account of the Mortgagor or other obligor on the Note(s); (iii) all future advances made to the Mortgagor or other obligor on the Note(s) if not the Mortgagor, not to exceed the maximum aggregate principal amount up to twice the amount of the Note(s) described above whether evidenced by the original Note(s) or any subsequent Note(s) notwithstanding whether any such subsequent Note is a part of the transaction governing the Note(s) or is of the same kind or class, provided that each such subsequent Note or other evidence of indebtedness shall reference that is secured by this Mortgage or under any Application and Agreement for Irrevocable Letter of Credit executed by the Mortgagor or other obligor on the Note(s); (iv) all obligations under any Hedge Agreements; (v) all sums expended by the Mortgagee to protect and preserve the Property, including without limitation all taxes and insurance premium; and, (vi) all cost of collection of the Note(s) and enforcement of this Mortgage, including without limitation all reasonable attorneys; and paralegal fees, court cost, publication fees and related costs.

4. The Maturity Date of the Note and Mortgage shall be July 18, 2010.

5. The parties hereto intend that this Agreement will not disturb the existing priorities and that this Agreement will retain the same lien priority as the original Mortgage, which this Agreement serves to further modify as set forth herein. The parties further acknowledge and agree that this Agreement shall not constitute a novation and shall in no way adversely affect or impair the lien priority of the Mortgage as modified. In the event this Agreement, or any portion thereof, or any of the instruments, executed in connection herewith shall be construed of shall operate of affect the lien of the priority of the original Mortgage, then, to the extent other parties acquire an interest in the Mortgaged Property between the time of recording of the Mortgage and the Agreement recorded herein, and Mortgagee is prejudiced thereby, Mortgagor shall immediately take such actions which will place the Mortgagee in the same lien position as it was prior to the recording of this instrument, or Mortgagor shall be in default under the Note secured hereby. Notwithstanding the foregoing, the parties hereto, as between themselves, shall be bound by all terms and conditions hereto until such indebtedness evidenced by the Note secured by the Mortgage has been paid.

6. Mortgagor acknowledges that as of the date of this Agreement, and to the best of its knowledge, Mortgagee is not in default of any Mortgagee’s obligations to Mortgagor and there exist no claims, causes of actions, rights of setoff of other defenses, whether known or unknown in favor of Mortgagor against Mortgagee.

7. All terms, conditions and covenants of the Mortgage and Note described herein, except as herein expressly modified, are hereby ratified, confirmed and approved and shall remain unchanged in all other respects.

8. This Agreement shall bind and inure to the benefit of the parties hereto and each of them and their respective successors and assigns.

9. Mortgagor agrees to indemnify and hold harmless Mortgagee from and against any loss, cost or expense resulting from any claim by Florida or Federal taxing authorities, including without limitation the Florida Department of Revenue, that any transactional tax is to be imposed incident to the transactions contemplated herein, including, but not limited to, the Florida documentary stamps and intangible tax, plus any interest and penalties due thereon. This obligation to indemnify Mortgagee shall survive payment of the Loan, and the satisfaction of this Mortgage, as modified.

10. Mortgagee previously released from the lien of the Mortgage certain individual condominium units. All land and condominium parcels not previously released by Mortgagee shall continue to serve as collateral for the Note.

Witnesses:	Mortgagor:

Pineapple House of Brevard, Inc.
/s/ Debra Pavlakos Print Name: Debra Pavlakos

	By:	/s/ Stephen R. Wherry, Treasurer
Stephen R. Wherry, Treasurer
/s/ Victoria Costa
Print Name: Victoria Costa

/s/ Kathleen Lowry
Print Name: Kathleen Lowry	Mortgagee:

Branch Banking & Trust Company
/s/ Victoria Costa
Print Name: Victoria Costa

	By:	/s/ Debra Pavlakos Debra Pavlakos, Senior Vice President

STATE OF FLORIDA

COUNTY OF BREVARD

The foregoing instrument was acknowledged before me this 18th day of May, 2010 by Stephen R. Wherry, Treasurer of Pineapple House of Brevard, Inc., a Florida corporation.

/s/ Victoria Costa
Notary Public
Personally Known X OR Produced Identification	Imprint of Notary Stamp of Victoria Costa

STATE OF FLORIDA

COUNTY OF BREVARD

The foregoing instrument was acknowledged before me this 18th day of May, 2010 by Debra Pavlakos, Senior Vice President of Branch Banking & Trust Company.

/s/ Victoria Costa
Notary Public
Imprint of Notary Stamp of Victoria Costa

Personally Known X OR Produced Identification

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